UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Reported Event): June 10, 2009

Commission File No. 001-33399

COMVERGE, INC.

(Exact Name of Registrant as specified in its Charter)

DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

On June 10, 2009, Comverge’s principal executive officer, principal financial officer, three other named executive officers and two additional officers voluntarily elected to forfeit certain options to purchase shares of Comverge’s common stock with exercise prices ranging from $18.00 to $34.23 granted in 2007. The purpose of these forfeitures is to return the shares underlying the forfeited options to Comverge so that Comverge may make grants to other employees in the future. These executive officers did not receive any consideration for the forfeited options and have acknowledged that no commitments to grant any replacement equity awards were made by Comverge.

The officers and the respective number of shares underlying the forfeited options are as follows:

Name	Title	Shares

Robert Chiste	Chairman, President and Chief Executive Officer	12,000

Michael Picchi	Executive Vice President and Chief Financial Officer	16,380

Frank Magnotti	President – Comverge Clean Energy Solutions Group	6,750

Edward Myszka	Chief Operating Officer – Comverge Clean Energy Solutions Group	9,000

Matthew Smith	Vice President and General Counsel	6,738

Mark Schaefer	Vice President – Risk Management & Administration	4,250

Arthur Vos	Chief Technology Officer & Vice President of Strategy	4,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: June 12, 2009